UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183
Miami, Florida 33131
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

MIRA Pharmaceuticals, Inc. (the “Company” or “MIRA”) is providing an update on newly generated preclinical data for SKNY-1, a next-generation oral drug candidate being developed for weight loss and smoking cessation by SKNY Pharmaceuticals, Inc. (“SKNY”). MIRA has signed a definitive agreement to acquire SKNY, and the proposed transaction remains subject to regulatory review and shareholder approval.

The Company is reporting new in vitro pharmacology data generated by Eurofins laboratories in the United States and France. These studies evaluated SKNY-1’s receptor binding, signaling specificity, and some off-target activity. The results highlight a unique and differentiated profile that may enable SKNY-1 to achieve therapeutic effects in metabolic syndrome, weight loss and addiction without triggering the central nervous system (CNS) side effects associated with prior CB1-targeting drugs.

Key Findings from the Eurofins Data:

●	Biased CB1 receptor modulation: SKNY-1 demonstrated selective inhibition of the β-arrestin signaling pathway at the CB1 receptor, an intracellular signaling route linked to compulsive behaviors, overeating, and addiction. Importantly, SKNY-1 did not block G-protein signaling, a separate pathway at the same receptor that is considered important for maintaining emotional stability and mood regulation.

This “biased antagonist” profile is designed to preserve beneficial CB1 activity while silencing the craving-related pathways. This differentiates SKNY-1 from earlier central CB1 blockers like rimonabant, which shut down both pathways and were linked to psychiatric side effects such as anxiety, depression, and suicidal ideation—ultimately leading to rimonabant’s withdrawal from the European market.

By sparing the G-protein pathway, SKNY-1 may allow for craving suppression without disrupting dopamine balance, emotional tone, or motivation, thereby aiming to avoid the emotional dulling and mood instability that previously limited this drug class.

●	CB2 receptor activity: In addition to CB1 modulation, SKNY-1 demonstrated higher affinity partial agonist activity at the CB2 receptor. CB2 is involved in metabolic regulation, inflammation, and insulin sensitivity, making it a relevant secondary target for weight loss therapy. This dual action might be particularly effective for obesity-related comorbidities or non-alcoholic fatty liver disease.

●	Selective MAO-B inhibition: SKNY-1 also showed low-affinity inhibition of the MAO-B enzyme, which plays a key role in dopamine metabolism. The compound did not inhibit MAO-A—thereby avoiding potential serotonergic effects—and showed no or low affinity antagonist binding to D1, D2, or D3 dopamine receptors, respectively, further supporting a favorable in vitro CNS safety profile.

These findings were derived from non-clinical in vitro studies and provide early validation of SKNY-1’s unique multi-pathway mechanism. The combination of targeted CB1 signaling, CB2 partial activation, and selective MAO-B modulation is intended to reduce cravings and support weight loss and nicotine cessation without the emotional or psychiatric side effects that have historically constrained CB1-targeting therapies.

In addition to these findings, the Company is finalizing in vivo animal studies evaluating SKNY-1’s effect in models of weight loss and nicotine addiction. The results are expected to inform further development and potential regulatory planning, pending completion of the proposed acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated: June 24, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer